Exhibit 11.1


                           RECOVERY ENGINEERING, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                         Year ended
                                                        December 31,
(in thousands, except per share data)
                                                 1996        1995        1994
                                               --------    --------    --------

Primary:

   Average shares outstanding ..............      4,307       4,239       3,531

   Net effect of dilutive stock options and
      warrants ) based on treasury stock
      method using average market price ....       --          --           525
                                               --------    --------    --------


   Total ...................................      4,307       4,239       4,056
                                               ========    ========    ========

   Net income (loss) .......................   $(12,499)   $ (4,762)   $  2,019
                                               ========    ========    ========

   Per share amount ........................   $  (2.90)   $  (1.12)   $    .50
                                               ========    ========    ========

Fully diluted:

   Average shares outstanding ..............      4,307       4,239       3,531

   Net effect of dilutive stock options
      and warrants ) based on treasury stock
      method using ending market price,
      if higher than average market price ..       --          --           549
                                               --------    --------    --------

   Total ...................................      4,307       4,239       4,080
                                               ========    ========    ========

   Net income (loss) .......................   $(12,499)   $ (4,762)   $  2,019
                                               ========    ========    ========

   Per share amount ........................   $  (2.90)   $  (1.12)   $    .50
                                               ========    ========    ========